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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated December 3, 1997, except for paragraph 3 of Note 6 and paragraph 10 of Note 10, as to which the date is January 2, 1998, Note 15, as to which the date is December 10, 1998, and paragraph 13 of Note 10 as to which the date is __________ __, 1999, included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-58819) and related Prospectus of Intracel Corporation for the registration of shares of its common stock.

Seattle, Washington
January 21, 1999

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The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in paragraph 13 of Note 10 to the financial statements.

                                                 ERNST & YOUNG LLP
Seattle, Washington
January 21, 1999